Filed Pursuant to Rule 433
                                                         File No.: 333-125248-03


March 9, 2006

UPDATE to
Structural and Collateral Information Free Writing Prospectus dated March 2006 (the "Term Sheet FWP") and Free Writing Prospectus Dated March 3, 2006 (the "MARCH 3 FWP")

GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2006-C1

1. Loan No. 10 (Meadowood Napa Valley) on Annex A-1 to the MARCH 3 FWP, with a balance as of the cut-off date of $35,000,000 (representing 2.13% of the initial pool balance and 2.61% of the initial loan group 1 balance as of the MARCH 3 FWP) has been removed from the mortgage pool.

2. Due to such removal, the mortgage loan known as Embassy Suites (the "Embassy Suites Loan") identified as Loan No. 13 on Annex A-1 to the MARCH 3 FWP, with a balance as of the cut-off date of $28,000,000 (representing 1.70% of the initial pool balance and 2.09% of the initial loan group 1 balance as of the MARCH 3 FWP, a cut-off date LTV of 36.6% and a DSCR of 3.85x is now one of the ten largest mortgage loans. Attachment A contains the large loan description of the Embassy Suites Loan.

3. The table set forth on Attachment B sets forth the current uses of the mortgaged properties, revised to reflect such removal.

4. Attachment C sets forth certain information in connection with the offered certificates.

5. Attachment D contains the anticipated planned principal balances of the Class A-AB Certificates.

GE Commercial Mortgage Corporation (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-125248) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurities.com.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                      ------------------------------------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                      ------------------------------------

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                      ------------------------------------

                                  ATTACHMENT A

                          $1,484,121,000 (Approximate)
                       GE Commercial Mortgage Corporation
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2006-C1

--------------------------------------------------------------------------------
         COLLATERAL TERM SHEET                         Balance:     $28,000,000
         Embassy Suites                                DSCR:        3.85x
                                                       LTV:         36.55%
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]



















This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative. $1,484,121,000 (Approximate) GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates Series 2006-C1

                          $1,484,121,000 (Approximate)
                       GE Commercial Mortgage Corporation
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2006-C1

--------------------------------------------------------------------------------
         COLLATERAL TERM SHEET                         Balance:     $28,000,000
         Embassy Suites                                DSCR:        3.85x
                                                       LTV:         36.55%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Mortgage Loan Information
--------------------------------------------------------------------------------


Loan Seller:            GECC
Loan Purpose:           Refinance
Original Principal      $28,000,000
Balance:
Cut-off Principal       $28,000,000
Balance:
% by Initial UPB:       1.74%
Interest Rate:          5.300%
Shadow Rating (S/F)     AAA/AA-
Payment Date:           1st of each month
First Payment Date:     February 1, 2006
Maturity Date:          January 1, 2016
Amortization:           Interest Only
Call Protection:        Lockout for 24 months from the securitization closing
                        date, then either (a) the greater of yield maintenance or 1% premium or (b) defeasance is permitted at borrower's option. On and after November 1, 2015, prepayment can be made without premium.

Sponsor: Hilton Hotels, Inc., The Oliver Carr Company, Duke Street Partnership King Street Station Hotel

Borrower:               Associates, L.P.
Lockbox:                Soft
Initial Reserves:       None
Monthly Reserves:       None







--------------------------------------------------------------------------------
Financial Information
--------------------------------------------------------------------------------
Cut-off Loan / Key:  $104,478
Balloon Balance /    $104,478
Key:
LTV:                 36.55%
Balloon LTV:         36.55%
DSCR:                3.85x


--------------------------------------------------------------------------------
Property Information
--------------------------------------------------------------------------------
Single Asset / Portfolio:     Single Asset
Property Type:                Full Service Hotel
Collateral:                   Fee Simple
Location:                     Alexandria, VA
Year Built/Renovated:         1990/2003
Number of Keys:               268
Property Management:          Promus Hotels, Inc.
Occupancy (as of 9/30/2005):  81.7%
Underwritten Net Cash Flow:   $5,791,842
Appraised Value:              $76,600,000
Appraisal Date:               November 2, 2005


--------------------------------------------------------------------------------
                              Financial Statistics
Embassy Suites    2003        2004         2004(1)      2005(1)        GE U/W
--------------------------------------------------------------------------------
Occupancy         75.9%       81.5%        83.6%        83.9%          81.5%
ADR               $152.95     $161.24      $162.80      $170.53        $170.50
RevPAR            $116.17     $131.38      $136.16      $143.12        $138.96

(1) Year to date through September






This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,484,121,000 (Approximate)
                       GE Commercial Mortgage Corporation
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2006-C1

--------------------------------------------------------------------------------
         COLLATERAL TERM SHEET                         Balance:     $28,000,000
         Embassy Suites                                DSCR:        3.85x
                                                       LTV:         36.55%
--------------------------------------------------------------------------------


The Embassy Suites Loan

The Loan. The Embassy Suites Loan is secured by a first mortgage on a 268-room Embassy Suites hotel, constructed in 1990, renovated in 2003, and located in Alexandria, Virginia, approximately eight miles from Washington, DC.

The Borrower. The borrower is King Street Station Hotel Associates, L.P., a single purpose entity whose managing partner has an independent manager. Hilton Hotels (NYSE: HLT), the primary sponsor and franchisor, is a leading global hospitality company with nearly 2,700 hotels, 475,000 rooms in more than 80 countries, and 150,000 employees worldwide. Brand names of Hilton Hotels include Hilton, Hilton Garden Inn, Doubletree Embassy Suites, Hampton, Homewood Suites, Conrad and Harrison Conference Centers. Hilton is rated BB by S&P, BB by Fitch, and Ba2 by Moody's. As of the fiscal year ended December 31, 2005, Hilton reported revenue of approximately $4.4 billion and net income of $460 million.

The Oliver Carr Company is part of CarrAmerica which owns, develops and operates office properties in 12 markets throughout the United States. CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 285 operating office properties, totaling approximately 26.3 million square feet.

The Property. The collateral for the mortgage loan is a 268-room, full-service Embassy Suites hotel built in 1990 and renovated in 2003. The hotel contains 107 double/double bedrooms and 161 king bedrooms. Each room contains a sleeper sofa, coffee table with chairs, TV with video games, and kitchenette with microwave, coffee maker, refrigerator and sink. Embassy Suites amenities include 4,800 square feet of meeting space, parking for 140 cars, indoor pool, whirlpool, fitness room, children's playroom, guest laundry, and business center. Food and beverage service is provided by Duke's Restaurant (not part of the collateral), which is located adjacent to the hotel and which hotel guests can access directly from the lobby level.

The subject property is part of a borrower-controlled condominium development that also includes office, retail, and restaurant uses and a shared parking garage.

Embassy Suites is approximately six miles from Reagan National Airport and the property is easily accessed from the major thoroughfares that serve the area, such as I-395 and I-95. Additionally, the King Street Metro stop is located across the road from the property. The property is located in the Old Town section of Alexandria which is known for its array of museums, architecture, special events and restaurants that draw more than two million international and domestic visitors to Alexandria each year.

The appraiser estimated that 30% of the hotel's guests are leisure travelers, 30% are business travelers, 25% are government related travelers, and 15% are meeting and group travelers.

The Market. The Washington-Arlington-Alexandria, DC-VA-MD-WV MSA includes the District of Columbia, as well as various counties in northern Virginia, southern Maryland and West Virginia. According to the appraiser, as of 2004, population was approximately 5.2 million in the MSA and 132,200 in Alexandria. For 2004, per capita personal income was estimated at $39,536 in the MSA and $47,793 in Alexandria.

Alexandria is a major location for the nation's trade and professional associates. Over 420 associations employing over 11,600 employees use Alexandria as their headquarters. Additionally, as a result of the US Patent and Trademark Office headquarters moving to Alexandria, a number of related professional service companies, notably intellectual property law firms and patent search firms, have relocated to the area.









This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,484,121,000 (Approximate)
                       GE Commercial Mortgage Corporation
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2006-C1

--------------------------------------------------------------------------------
         COLLATERAL TERM SHEET                         Balance:     $28,000,000
         Embassy Suites                                DSCR:        3.85x
                                                       LTV:         36.55%
--------------------------------------------------------------------------------

Tourism in Alexandria is driven by its proximity to Washington, DC, a major national and international tourist destination. The city offers a wide variety of historical and cultural attractions, including the Smithsonian Institution, the White House, presidential monuments, the Vietnam Veteran's Memorial, the Holocaust Memorial, and the National Mall. The city of Alexandria is also rich with American history with attractions such as Christ Church and George Washington's Mount Vernon Estate and Gardens.

Competitive Set. Detail on the three primary competitors of Embassy Suites, as identified by the appraiser, are detailed in the chart below.

                             Competitive Set Detail

                                                               Estimated 2004

                                                                                 Occupancy
HOTEL                Rooms       Occupancy     ADR             RevPAR            Penetration  Yield Penetration
---------------------------------------------------------------------------------------------------------------
Embassy Suites       268         81.5%         $161.24         $131.38           105.1%       117.0%

Holiday Inn Select   227         73.0%         $159.00         $116.07           94.2%        103.4%

Hilton               241         78.0%         $148.00         $115.44           100.6%       102.8%

Residence Inn        240         86.0%         $147.00         $126.42           110.9%       112.6%

Total/ Wtd. Avg.     976         79.8%         $153.79         $122.66           102.9%       109.2%

Property Management. Promus Hotels, Inc., an affiliate of the borrower, manages the subject property.

Lockbox. The Embassy Suites Loan is structured with a soft lockbox. Upon the occurrence of an event of default or the debt service coverage falls below 1.40x, as of the end of a calendar quarter based on the immediately preceding twelvemonth period, all net cash flow each month is required to be deposited into an account as additional security. Upon the cure of an event of default and debt service coverage is greater than or equal to 1.40x, for two consecutive calendar quarters based on the immediately preceding twelve-month period, the cash flow sweep will cease and funds are required to be returned to borrower. Upon the occurrence of three such events that ceases the cash flow sweep and returns funds to the borrower, no further cure shall require the lender to return funds, notwithstanding any improvement of the debt service coverage ratio above 1.40x.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness.  Not permitted.








This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                  ATTACHMENT B

                  CERTAIN ADDITIONAL MORTGAGE LOAN INFORMATION
                Type of Mortgaged Properties - All Mortgage Loans

                      See"Risk Factors" in this prospectus
                 supplement for information concerning material
                  concentrations pertaining to characteristics
                 of the mortgage loans and mortgaged properties





                                                                           % of           % of             % of
                               Number of            Aggregate            Initial        Initial           Initial        Number of
                               Mortgaged          Cut-off Date             Pool         Group 1           Group 2         Units or
Property Type                  Properties            Balance             Balance        Balance           Balance           NRA
-------------------------      ----------      --------------------     -----------    -----------     --------------   ------------
Office                               13              $ 399,773,556           24.85%         30.59%              0.00%      4,487,884
Multifamily                          40                383,022,236           23.81           6.20             100.00           8,926
   Multifamily                       24                315,410,752           19.61           2.31              94.45           6,036
   Manufactured Housing              16                 67,611,484            4.20           3.89               5.55           2,890
Retail                               39                290,674,876           18.07          22.24               0.00       2,334,156
Self Storage                         47                222,902,436           13.86          17.06               0.00       3,330,876
Other                               713                149,625,000            9.30          11.45               0.00       5,119,320
Hotel                                10                107,927,121            6.71           8.26               0.00           1,266
Industrial                            4                 47,588,133            2.96           3.64               0.00       1,133,148
Mixed Use                             1                  7,290,385            0.45           0.56               0.00         108,862
                               ---------       --------------------     -----------    -----------     --------------
Total/Weighted Average              867            $ 1,608,803,744          100.00%        100.00%            100.00%
                               =========       ====================     ===========    ===========     ==============



                                                                            Weighted Averages
                               ----------------------------------------------------------------------------------------------------
                                Cut-off
                                  Date
                                Balance
                                per # of                            Stated                                  Cut-off
                                Units or        Mortgage           Remaining                                Date LTV    LTV Ratio
Property Type                     NRA             Rate            Term (Mos.)    Occupancy      DSCR         Ratio     at Maturity
-------------------------       ---------       -----------      ------------    ---------      -----       --------   -----------
Office                                198           4.957%           109          97.7%        2.16x        54.51%      52.67%
Multifamily                        66,336           5.544%           111          95.5%        1.41x        71.50%      66.48%
   Multifamily                     74,749           5.555%           112          96.3%        1.42x        71.33%      66.94%
   Manufactured Housing            27,087           5.495%           110          91.6%        1.33x        72.29%      64.35%
Retail                                179           5.563%           118          96.5%        1.35x        70.84%      62.97%
Self Storage                           91           5.546%           116          87.2%        1.48x        66.56%      57.87%
Other                                  88           5.236%           117          58.6%        3.21x        40.76%      35.14%
Hotel                              92,556           5.507%           112          75.3%        2.16x        60.55%      50.95%
Industrial                             53           5.423%           116          98.7%        1.29x        76.35%      70.14%
Mixed Use                              67           6.088%            59          94.6%        1.37x        63.39%      59.44%

Total/Weighted Average                              5.370%           113                       1.81x        62.99%      57.34%



                   Type of Mortgaged Properties - Loan Group 1




                                                                         % of           % of             % of
                               Number of            Aggregate          Initial        Initial           Initial          Number of
                               Mortgaged          Cut-off Date           Pool         Group 1           Group 2           Units or
Property Type                  Properties            Balance           Balance        Balance           Balance             NRA
-------------------------      ----------      --------------------   -----------    -----------     --------------     ------------
Office                               13              $ 399,773,556         30.59 %        30.59%              0.00%        4,487,884
Retail                               39                290,674,876         22.24          22.24               0.00         2,334,156
Self Storage                         47                222,902,436         17.06          17.06               0.00         3,330,876
Other                               713                149,625,000         11.45          11.45               0.00         5,119,320
Hotel                                10                107,927,121          8.26           8.26               0.00             1,266
Multifamily                          14                 81,059,134          6.20           6.20               0.00             2,434
   Multifamily                        3                 30,201,392          2.31           2.31               0.00               163
   Manufactured Housing              11                 50,857,743          3.89           3.89               0.00             2,271
Industrial                            4                 47,588,133          3.64           3.64               0.00         1,133,148
Mixed Use                             1                  7,290,385          0.56           0.56               0.00           108,862
                               ---------       --------------------   -----------    -----------     --------------
Total/Weighted Average              841            $ 1,306,840,642        100.00 %       100.00%            100.00%
                               =========       ====================   ===========    ===========     ==============





                                                                            Weighted Averages
                               ----------------------------------------------------------------------------------------------------
                                Cut-off
                                  Date
                                Balance
                                per # of                            Stated                                  Cut-off
                                Units or        Mortgage           Remaining                                Date LTV    LTV Ratio
Property Type                     NRA             Rate            Term (Mos.)    Occupancy      DSCR         Ratio     at Maturity
-------------------------       ---------       -----------      ------------    ---------      -----       --------   -----------
Office                                198           4.957%           109          97.7%         2.16x        54.51%      52.67%
Retail                                179           5.563%           118          96.5%         1.35x        70.84%      62.97%
Self Storage                           91           5.546%           116          87.2%         1.48x        66.56%      57.87%
Other                                  88           5.236%           117          58.6%         3.21x        40.76%      35.14%
Hotel                              92,556           5.507%           112          75.3%         2.16x        60.55%      50.95%
Multifamily                        89,991           5.468%           114          93.7%         1.29x        69.61%      61.18%
   Multifamily                    197,322           5.374%           118          97.7%         1.31x        59.87%      51.89%
   Manufactured Housing            26,254           5.524%           111          91.3%         1.28x        75.39%      66.70%
Industrial                             53           5.423%           116          98.7%         1.29x        76.35%      70.14%
Mixed Use                              67           6.088%            59          94.6%         1.37x        63.39%      59.44%

Total/Weighted Average                              5.325%           114                        1.89x        60.90%      54.90%

                                  ATTACHMENT C

GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through

Certificates, Series 2006-C1 $1.61B** NEW ISSUE CMBS



Lead Mgrs:           Banc of America Securities LLC/Deutsche Bank Securities

Co-Mgrs:             Credit Suisse/JPMorgan/Merrill Lynch & Co.

Rating Agencies:     Fitch and S&P



Class    Size($mm)   (Fitch/S&P)  Sub Lvl      WAL        Prin Window

A-1        49.2        AAA/AAA    30.000%      3.02        1-55

A-2        54.3        AAA/AAA    30.000%      4.67        55-60

A-3        47.2        AAA/AAA    30.000%      7.29        82-96

A-AB       53.2        AAA/AAA    30.000%      7.19        60-113

A-4       620.1        AAA/AAA    30.000%      9.66        113-118

A-1A      302.0        AAA/AAA    30.000%    **NO LONGER AVAILABLE**

A-M       160.9        AAA/AAA    20.000%      9.84        118-119

A-J       146.8        AAA/AAA    10.875%      9.90        119-120

B          36.2        AA/AA       8.625%      9.96        120-120

C          14.1        AA-/AA-     7.750%      9.96        120-120



**Collateral:    145 Loans / 867 Properties

Loan Sellers:    General Electric Capital Corporation (46.4%), Bank of America,

                 N.A. (33.3%), German America Capital Corporation (20.2%)



Property Types:  Off 24.8%, Multi 19.6%, Ret 18.1%, SS 13.9%, Other 9.3%,

                 Hotel 6.7%, MHC 4.2%, Indus 3.0%, Mixed Use 0.5%



Geographic:      NY:15.9%, CA:14.4% (So.CA: 9.4%, No.CA: 5.0%), FL:9.5%,

                 GA:6.8%, CO:6.2%, VA:6.2%, TX:5.2%, NJ:5.0%, No Others >5%



DSCR/LTV         1.81x / 63.0%

Inv. Grade Lns: 4 loans for 25.6% of UPB

Top 10 Loans:    43.6% of the pool, DSCR: 2.32x, LTV: 55.2%



Top 3 Trust Assets

                                    BALANCE      DSCR     LTV

277 Park Avenue                   190,000,000    2.73x    41.7%

KinderCare Portfolio              149,625,000    3.21x    40.8%

Beyman Mulitfamily Portfolio III   82,850,000    1.25x    79.9%

**Collateral subject to change

Expected Timing

Launch/Px         -  Friday / Monday

Settlement - March 23, 2006


GE Commercial Mortgage Corporation (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-125248) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address: dg.prospectus_distribution@bofasecurities.com.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                      ------------------------------------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                      ------------------------------------

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                      ------------------------------------

                                 Attachment D

                     Class A-AB Planned Principal Balance

 Distribution Date   Balance       Distribution Date   Balance
 -----------------   -------       -----------------   -------
     4/10/2006      53,244,000         4/10/2011      51,883,424
     5/10/2006      53,244,000         5/10/2011      50,584,332
     6/10/2006      53,244,000         6/10/2011      49,396,643
     7/10/2006      53,244,000         7/10/2011      48,088,185
     8/10/2006      53,244,000         8/10/2011      46,890,773
     9/10/2006      53,244,000         9/10/2011      45,688,740
    10/10/2006      53,244,000        10/10/2011      44,366,335
    11/10/2006      53,244,000        11/10/2011      43,154,445
    12/10/2006      53,244,000        12/10/2011      41,822,455
     1/10/2007      53,244,000         1/10/2012      40,600,614
     2/10/2007      53,244,000         2/10/2012      39,374,037
     3/10/2007      53,244,000         3/10/2012      37,912,832
     4/10/2007      53,244,000         4/10/2012      36,675,619
     5/10/2007      53,244,000         5/10/2012      35,319,006
     6/10/2007      53,244,000         6/10/2012      34,071,606
     7/10/2007      53,244,000         7/10/2012      32,705,087
     8/10/2007      53,244,000         8/10/2012      31,447,403
     9/10/2007      53,244,000         9/10/2012      30,184,811
    10/10/2007      53,244,000        10/10/2012      28,803,522
    11/10/2007      53,244,000        11/10/2012      27,530,504
    12/10/2007      53,244,000        12/10/2012      26,139,077
     1/10/2008      53,244,000         1/10/2013      25,939,077
     2/10/2008      53,244,000         2/10/2013      25,739,077
     3/10/2008      53,244,000         3/10/2013      25,539,077
     4/10/2008      53,244,000         4/10/2013      25,339,077
     5/10/2008      53,244,000         5/10/2013      25,139,077
     6/10/2008      53,244,000         6/10/2013      24,939,077
     7/10/2008      53,244,000         7/10/2013      24,739,077
     8/10/2008      53,244,000         8/10/2013      24,539,077
     9/10/2008      53,244,000         9/10/2013      24,339,077
    10/10/2008      53,244,000        10/10/2013      24,139,077
    11/10/2008      53,244,000        11/10/2013      23,939,077
    12/10/2008      53,244,000        12/10/2013      23,739,077
     1/10/2009      53,244,000         1/10/2014      23,539,077
     2/10/2009      53,244,000         2/10/2014      23,339,077


                     Class A-AB Planned Principal Balance

 Distribution Date   Balance       Distribution Date   Balance
 -----------------   -------       -----------------   -------
     3/10/2009      53,244,000         3/10/2014      23,138,312
     4/10/2009      53,244,000         4/10/2014      21,806,336
     5/10/2009      53,244,000         5/10/2014      20,361,838
     6/10/2009      53,244,000         6/10/2014      19,018,818
     7/10/2009      53,244,000         7/10/2014      17,563,581
     8/10/2009      53,244,000         8/10/2014      16,209,413
     9/10/2009      53,244,000         9/10/2014      14,849,886
    10/10/2009      53,244,000        10/10/2014      13,378,598
    11/10/2009      53,244,000        11/10/2014      12,007,768
    12/10/2009      53,244,000        12/10/2014      10,525,490
     1/10/2010      53,244,000         1/10/2015       9,143,251
     2/10/2010      53,244,000         2/10/2015       7,755,519
     3/10/2010      53,244,000         3/10/2015       6,045,886
     4/10/2010      53,244,000         4/10/2015       4,645,584
     5/10/2010      53,244,000         5/10/2015       3,134,649
     6/10/2010      53,244,000         6/10/2015       1,722,661
     7/10/2010      53,244,000         7/10/2015         200,365
     8/10/2010      53,244,000         8/10/2015               0
     9/10/2010      53,244,000         9/10/2015               0
    10/10/2010      53,244,000        10/10/2015               0
    11/10/2010      53,244,000        11/10/2015               0
    12/10/2010      53,244,000        12/10/2015               0
     1/10/2011      53,244,000         1/10/2016               0
     2/10/2011      53,244,000         2/10/2016               0
     3/10/2011      53,061,480         3/10/2016               0
                                       4/10/2016               0